SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


                                   ILLINOIS
                          (State or Other Jurisdiction
                        of Incorporation or Organization)

                                   36-2554642
                     (I.R.S. Employer Identification Number)



                               3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service
                        with respect to the registrant)

                                   COPIES TO:

                           JOCELYN LIU, ESQUIRE
                        ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                              NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
|_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |__|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |__|

                                ------------------

CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- -------------------------- ------------------------------------------------
Title of securities to be          Amount to be             Proposed maximum             Proposed maximum            Amount of
registered                         registered(1)        offering price per unit    aggregate offering price(1)   registration fee(3)
-------------------------------- ---------------------- -------------------------- ------------------------------ -----------------
Deferred annuity                 $400,000,000               (2)                             $400,000,000              $12,280
interests and
participating
interests therein
-------------------------------- ---------------------- -------------------------- ------------------------------ -----------------

(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) The Contract does not provide for a predetermined amount or number of units.

                                ------------------

     The registrants hereby amend this registration statement on a date necessary to delay their effectiveness until the registrants file a further amendment specifically stating that this registration statement will become effective according to Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date the Commission determines.
==============================================================================

THE ALLSTATE [                         ] ANNUITIES

(PRODUCT A, PRODUCT B, PRODUCT C)

ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS:  2940 S. 84TH STREET, LINCOLN, NE 68506-4142
MAILING ADDRESS:  P.O. BOX 80469, LINCOLN, NE 68501-0469
TELEPHONE NUMBER:  1-800-203-0068
FAX NUMBER:  1-866-628-1006                                          PROSPECTUS
DATED April 1, 2008




ALLSTATE LIFE INSURANCE COMPANY ("ALLSTATE LIFE") IS OFFERING THE FOLLOWING INDIVIDUAL CONTINGENT DEFERRED ANNUITY CERTIFICATES* (EACH, A "CERTIFICATE"):


.. PRODUCT A

.. PRODUCT B

.. PRODUCT C



* In certain states, (Product A, Product B and Product C) are offered as individual contingent deferred annuity contracts. References to "Certificate" in this prospectus include individual certificates as well as individual contracts, unless the context requires otherwise. References to "Certificate" also include all three Certificates listed above, unless otherwise noted. Each Certificate is administered separately.

This prospectus describes the Certificates. The Certificates are issued pursuant to the terms of group contingent deferred annuity contracts issued by Allstate Life Insurance Company ("Allstate Life") to ALFS, Inc. ("ALFS").

The Certificates are offered to investors who have purchased shares of designated mutual funds sponsored by Allstate Life. Currently, the designated funds are the 2005 Retirement Strategy Fund, 2010 Retirement Strategy Fund, and 2015 Retirement Strategy Fund. To be eligible for use with the Certificates, fund shares must be held in a brokerage account by a broker-dealer that has entered into a selling agreement with ALFS ("Broker-Dealer"). We refer to this account as the "Fund Account".

The Certificates will provide guaranteed payments over the remaining life of a designated annuitant (and joint annuitant, if applicable) if the value of the Fund Account is reduced to zero, subject to certain conditions specified in the Certificates. Prospective purchasers may apply to purchase a Certificate only through a Broker-Dealer. Allstate Life has entered into an underwriting agreement with ALFS in order to offer the Certificates to purchasers of the Funds. ALFS is not obligated to sell any specific number or dollar amount of Certificates. ALFS is obligated only to use its best efforts to sell the Certificates.

         THE CERTIFICATES DO NOT PROVIDE A CASH VALUE OR DEATH BENEFIT.

A purchase of the Certificates is subject to certain risks. See "Risk Factors" on page __.

                    The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

                    The Certificates may be distributed through broker-dealers that have relationships with banks or other financial
                    institutions or by employees of such banks.  However, the
                    Certificates are not deposits in, or obligations of, or
                    guaranteed or endorsed by, such institutions or any federal
    IMPORTANT       regulatory agency.  Investment in the Certificates involves certain risks, including possible loss of fees paid under
     NOTICES        the Certificates.

                    This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

                    The Certificates are not FDIC insured.

                    The Certificates may not be available in all states.




                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW OF THE CERTIFICATE
--------------------------------------------------------------------------------
DIFFERENCES AMONG THE CERTIFICATES
--------------------------------------------------------------------------------
RISK FACTORS
--------------------------------------------------------------------------------
THE CERTIFICATE
--------------------------------------------------------------------------------
PARTIES RELEVANT TO THE CERTIFICATE
--------------------------------------------------------------------------------
PURCHASING THE CERTIFICATE
--------------------------------------------------------------------------------
FUNDING PHASE
--------------------------------------------------------------------------------
PAYOUT PHASE
--------------------------------------------------------------------------------
CERTIFICATE FEE
--------------------------------------------------------------------------------
TERMINATION OF THE CERTIFICATE
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
INVESTMENT PROGRAMS
--------------------------------------------------------------------------------
DEATH OR DIVORCE
--------------------------------------------------------------------------------
MISCELLANEOUS INFORMATION
--------------------------------------------------------------------------------
THE COMPANY
--------------------------------------------------------------------------------
DISTRIBUTION
--------------------------------------------------------------------------------
OTHER DOCUMENTS
--------------------------------------------------------------------------------
TAXATION OF THE CERTIFICATE
--------------------------------------------------------------------------------
DETERMINING WHETHER THE CERTIFICATE IS RIGHT FOR YOU
--------------------------------------------------------------------------------
IMPORTANT TERMS
--------------------------------------------------------------------------------


                                 2  PROSPECTUS

OVERVIEW OF CERTIFICATES
--------------------------------------------------------------------------------


INTRODUCTION
The following is a summary of the Certificate. This summary is intended to provide a basic overview of what the Certificate is and how it functions. To fully understand the Certificate, you should read the entire prospectus, including the "Risk Factors" section beginning on page ___.


PRELIMINARY NOTE REGARDING TERMS USED IN THIS PROSPECTUS
Certain terms used in this prospectus have specific and important meanings. The meaning of such terms is explained the first time they are used in this prospectus. Definitions of these terms may also be found in the "Important Terms" section beginning on page ___.

In addition, as you read the prospectus, please be aware of the following terminology:

..    "We," "us," "our," and "Allstate Life" may be used interchangeably and mean
     Allstate Life Insurance Company.

..    "You,"   "yours,"   "Owner,"   and   "Certificate   Owner"   may  be   used
     interchangeably and mean the owner or, if applicable, the joint owners of the Certificate.

..    "Annuitant" means the person named in the Certificate  during whose life we will pay the benefits guaranteed by the Certificate (or, in the case of "Joint Annuitants," the two persons named in the Certificate during both of whose lives we will pay the benefits). The Annuitant must be a living person. If the Owner is a living person, the Annuitant is the Owner. If the Owner is a non-living person, a living individual must be named as the Annuitant.


THE CERTIFICATE
The Certificates are offered to investors who have purchased shares of designated mutual funds (each a "Fund" and collectively, the "Funds") and hold the shares in a Fund Account. Each Fund is referred to as an "Investment Program." Currently, the Investment Programs eligible for use with the Certificates are the 2005 Retirement Strategy Fund, 2010 Retirement Strategy Fund, and 2015 Retirement Strategy Fund. The Certificates are designed to protect investors in Investment Programs who are concerned that they may outlive the Fund shares held in their Fund Account or that they may not be able to continually make withdrawals from their Fund Account due to poor market performance.

Subject to certain restrictions, the Certificates provide a guaranteed withdrawal benefit that guarantees continuing payments over the remaining life of the designated Annuitant or, if applicable, the designated Joint Annuitants, if the value of the Fund Account holding Fund shares of the Investment Program is reduced to zero. To purchase the Certificate, you must purchase shares of one of the Investment Programs, and you must hold the shares in a Fund Account.
 You may purchase the Certificate when you open the Fund Account or at any time thereafter (subject to age and availability restrictions), so long as the only investments held in the Fund Account are shares of one and only one of the Investment Programs.


INVESTMENT RESTRICTIONS
Your Fund Account belongs to you. We have no ownership or control over it. You may purchase additional Fund shares in an Investment Program and add them to your Fund Account or make withdrawals from your Fund Account at your discretion.
 However, in order for the Certificate to remain in force, your Fund Account must comply at all times with certain investment restrictions. Specifically, after you have purchased the Certificate, the only investments you may hold in your Fund Account are Fund shares of the Investment Program held in the Fund Account on the date you purchased the Certificate. You may not purchase additional investments or shares of another Investment Program under the Certificate. You should also be aware that withdrawals you make from your Fund Account have the potential to significantly affect - and in some cases, even terminate - your benefits under the Certificate. The effects of withdrawals are described in the "Funding Phase of the Certificate" section below.


FUNDING PHASE OF THE CERTIFICATE
The Certificate has two phases: the Funding Phase and the Payout Phase. The Funding Phase begins on the "Certificate Issue Date," which is the effective date of your purchase of the Certificate, and continues until the Payout Phase.
 During the Funding Phase, you may purchase additional Fund shares of the Investment Program you have invested in (such purchases are called "Funding Payments") and make withdrawals from your Fund Account. However, if your Funding Payments, when added together, exceed a value called the "Maximum Aggregate Funding Payment," the Certificate will not cover the amount beyond that value. Currently, the Maximum Aggregate Funding Payment is $1 million.
We may change the Maximum Aggregate Funding Payment without your approval; you should carefully consider this potential limitation before purchasing the Certificate if you intend to make additional Funding Payments after purchasing the Certificate.

  ELIGIBLE WITHDRAWAL START DATE

An important date to be aware of during the Funding Phase is the "Eligible Withdrawal Start Date." The Eligible Withdrawal Start Date is the date upon which you may begin taking "Eligible Withdrawals" from your Fund Account.
 Although you may take withdrawals from your Fund Account at any time - the Fund Account belongs to you and we have no control over it - the timing


                                 3  PROSPECTUS
and amount of your withdrawals affects your benefits under the Certificate.

The Eligible Withdrawal Start Date is the later of the following dates:

(a) The Certificate Anniversary (i.e., the anniversary of your Certificate Issue Date) following the date the Annuitant (or, in the case of Joint Annuitants, the youngest Annuitant) reaches the "Eligibility Age."

(b) The "Eligibility Date" for the Investment Program whose shares are held in your Fund Account.

The Eligibility Age is currently set at 60. The Eligibility Date is your Certificate Anniversary in the "Eligibility Year" for the Investment Program whose shares are held in your Fund Account. Currently, the Eligibility Year for the 2005 Retirement Strategy Fund is 2000, the Eligibility Year for the 2010 Retirement Strategy Fund is 2005, and the Eligibility Year for the 2015 Strategy Fund is 2010.

  ELIGIBLE WITHDRAWALS VS. INELIGIBLE WITHDRAWALS

An Eligible Withdrawal is a withdrawal that both occurs on or after the Eligible Withdrawal Start Date and, when added to all of the other withdrawals taken in the Certificate Year (i.e., a year beginning with one Certificate Anniversary and ending with the next Certificate Anniversary), does not exceed an amount called the "Maximum Annual Withdrawal." Additionally, you must notify us of your intention to take an Eligible Withdrawal. In contrast, an "Ineligible Withdrawal" is a withdrawal about which you do not notify us, occurs before the Eligible Withdrawal Start Date or, when added to all of the other withdrawals taken in the Certificate Year, exceeds the Maximum Annual Withdrawal.

  MAXIMUM ANNUAL WITHDRAWAL

The Maximum Annual Withdrawal is the total amount available to be withdrawn from your Fund Account for Eligible Withdrawals in a Certificate Year. It is calculated on the first date you make an Eligible Withdrawal and on each subsequent Certificate Anniversary. It is calculated by multiplying two other values: the "Guaranteed Option Factor" and the "Benefit Base." The Guaranteed Option Factor is a percentage value ranging from between 4.5% to 7.0%, based on when you make your first Eligible Withdrawal. For more information on the Guaranteed Option Factor, including a table listing the possible Guaranteed Option Factors, see page ___. The Benefit Base is a value that is calculated using the value of your Fund Account ("Fund Account Value"). The Benefit Base is an important and central feature of your Certificate that you should understand. It is explained in the following sections.

  BENEFIT BASE

There are three versions of the Certificate - Product A, Product B, and Product
C. Each version of the Certificate possesses the same basic features and provides the same basic benefits, except that the Benefit Base is calculated differently among the three versions:

..    PRODUCT A. The  Benefit  Base is  initially  set equal to the Fund  Account
     Value on the Certificate Issue Date. After the Certificate Issue Date, the Benefit Base is recalculated in two situations:

     1) If you make a Funding Payment, the amount of the Funding Payment is added to the current Benefit Base (subject to the applicable Maximum Aggregate Funding Payment limits).

     2) If you make an Ineligible Withdrawal from the Fund Account, the Benefit Base is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where

          X = the Benefit Base prior to the Ineligible Withdrawal

          Y = the Fund Account Value after the Ineligible Withdrawal

          Z = the Fund Account Value prior to the Ineligible Withdrawal

     For Product A, the Benefit Base will not be increased to exceed the Fund Account Value.

..    PRODUCT B. The  Benefit  Base is  initially  set equal to the Fund  Account
     Value on the Certificate Issue Date. After the Certificate Issue Date, the Benefit Base is recalculated in two situations:

     1) On each Certificate Anniversary, the Benefit Base is recalculated to be equal to the greater of the Fund Account Value on that date (including any corresponding increases in Fund Account Value due to additional Funding Payments made during the preceding Certificate
          Year) or the most recently calculated Benefit Base. This recalculation may result in an increase, but not in a decrease, in the current Benefit Base.

     2) As with Product A, if you make an Ineligible Withdrawal from the Fund Account, the Benefit Base is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where

          X = the Benefit Base prior to the Ineligible Withdrawal

          Y = the Fund Account Value after the Ineligible Withdrawal

          Z = the Fund Account Value prior to the Ineligible Withdrawal

..    PRODUCT C. The  Benefit  Base is  initially  set equal to the Fund  Account
     Value on the Certificate Issue Date. After the Certificate Issue Date, the Benefit Base is recalculated on each Certificate Anniversary to be equal to the greater of two amounts: the "Maximum Anniversary Value" or the "Rollup Value."

     The Maximum Anniversary Value (or "MAV") is initially set equal to the Fund Account Value on the


                                 4  PROSPECTUS

     Certificate Issue Date. It is recalculated on each "Reset Date" and on the date of each Ineligible Withdrawal. The Reset Date is shown on the Certificate and is currently every Certificate Anniversary.

     1) On each Reset Date, if the Fund Account Value exceeds the current MAV, the MAV is reset to equal the Fund Account Value. This recalculation may result in an increase, but not in a decrease, in the current MAV.

     2) On the date of each Ineligible Withdrawal, the MAV is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where

          X = the MAV prior to the Ineligible Withdrawal

          Y = the Fund Account Value after the Ineligible Withdrawal

          Z = the Fund Account Value prior to the Ineligible Withdrawal

     The Rollup Value is initially set equal to the Fund Account Value on the Certificate Issue Date. After the Certificate Issue Date, the Rollup Value accumulates daily at a rate that compounds over one year to equal 5% (termed the "Annual Rollup Percentage").

     1) If additional Funding Payments are made, the Rollup Value is increased by the amount of the additional Funding Payment.

     2) The Rollup Value continues to accumulate until the date of the first Eligible Withdrawal or the end of 10 years (termed the "Annual Rollup Period"), whichever occurs first.

     3) In addition, if an Ineligible Withdrawal is made, the Rollup Value is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where

          X = the Rollup Value prior to the Ineligible Withdrawal

          Y = the Fund Account Value after the Ineligible Withdrawal

          Z = the Fund Account Value prior to the Ineligible Withdrawal

As discussed above, the Maximum Annual Withdrawal under any of the Certificates is determined by multiplying the Benefit Base by the applicable Guaranteed Option Factor when you make your first Eligible Withdrawal, and on every Certificate Anniversary thereafter. This means that, even though your Benefit Base may increase in the middle of a Certificate Year (e.g., you own Product A and make an additional Funding Payment), your Maximum Annual Withdrawal will not increase until the next Certificate Anniversary. In any one Certificate Year, you may make Eligible Withdrawals not exceeding the current Maximum Annual Withdrawal (you may also make Ineligible Withdrawals, but as discussed earlier, Ineligible Withdrawals will reduce your Benefit Base).


PAYOUT PHASE OF THE CERTIFICATE
  BENEFIT PAYMENTS

If and when your Fund Account Value is reduced to zero due to an Eligible Withdrawal, guaranteed withdrawal benefits will begin. This date is called the "Benefit Payment Start Date." On the Benefit Payment Start Date, we multiply the then current Benefit Base by the applicable Guaranteed Option Factor to determine the then current Maximum Annual Withdrawal. We then use the Maximum Annual Withdrawal amount to calculate your monthly benefit amount, as described on page __. We pay this amount, less applicable taxes, to you monthly for the remainder of the Annuitant's life (or the lives of both Joint Annuitants, if applicable).

  OPTIONAL INCOME PLANS

At any time before Benefit Payments start, you may choose to apply your entire Fund Account Value to an "Optional Income Plan." An Optional Income Plan is similar to an immediate fixed annuity. It provides for monthly payments to you for either your lifetime or for a fixed amount of time. There are three Optional Income Plans available under the Certificate, and they are described on page ___. You may select an Optional Income Plan at any time before your Fund Account Value is reduced to zero. The date on which you make this selection is called the "Income Plan Start Date." Keep in mind that, if you choose an Optional Income Plan, your Benefit Base will be reduced to zero and you will not receive any Benefit Payments. You will receive only the monthly income payments provided under your chosen Optional Income Plan.

  MANDATORY ANNUITY PAYOUT

If your Fund Account Value is not reduced to zero and you do not select an Optional Income Plan before the youngest Annuitant's 105th birthday (this date is called the "Latest Income Plan Start Date"), then the Mandatory Annuity Payout begins. The Mandatory Annuity Payout also begins if no more Investment Programs are offered in which to invest your Fund Account Value. The first date of the Mandatory Annuity Payout is called the "Mandatory Annuity Payout Start Date." On the Mandatory Annuity Payout Start Date, you may apply your Fund Account Value to either any of the three Optional Income Plans, or to any one of two additional Income Plans - the Life Only Income Plan and the Joint Life Only Income Plan. These income plans are described on page ___. If, on the Mandatory Annuity Payout Start Date, you choose not to apply your Fund Account Value to any of the above income plans, your Certificate will terminate. In this case, you will of course still retain your Fund Account Value - the Fund Account belongs to you and we have no ownership interest in it - but you will no longer have any rights or guarantees under the Certificate.


                                 5  PROSPECTUS

COST OF THE CERTIFICATE
The "Certificate Fee" is the amount of money we charge you for the guarantees we provide under the Certificate. The Certificate Fee will be deducted through the sale or transfer of assets in your Fund Account , or other agreed upon method, and delivered to us. The deduction of the Certificate Fee is not treated as a withdrawal under the Certificate.

The Certificate Fee is deducted four times per year, on each "Certificate Quarter Date." The four Certificate Quarter Dates are the Certificate Anniversary and the dates occurring three months, six months, and nine months after the Certificate Anniversary.

The Certificate Fee is equal to (A) multiplied by (B) where:

  A = the Fund Account Value on the Certificate Quarter Date, prior to any withdrawals made on that date; and

  B = the "Annual Certificate Fee Percentage" divided by 4.

The Annual Certificate Fee Percentage is 0.75% for Product A, 1.00% for Product B, and 1.25% for Product C.

The Certificate Fee is deducted only during the Funding Phase. Once your Certificate has entered the Payout Phase, Certificate Fees will no longer be deducted.


TRIAL EXAMINATION PERIOD
After you purchase and receive the Certificate, you are given a "Trial Examination Period" of 30 days. If you provide us with written notice of cancellation within 30 days after receiving the Certificate (or such longer period that your state may require), the Certificate will terminate and we will refund to you the full amount of any Certificate Fees assessed.


CANCELLATION
After the Trial Examination Period, you may not cancel the Certificate until after the third Certificate Anniversary. Beginning on the third Certificate Anniversary, you may cancel the product by providing written notice to us within the 30 day period following the third Certificate Anniversary or the 30 day period following any subsequent Certificate Anniversary. The Certificate Fees will not be refunded to you.


                                 6  PROSPECTUS

DIFFERENCES AMONG THE CERTIFICATES
--------------------------------------------------------------------------------

Product A, Product B, and Product C possess the same basic features and offer the same basic benefits. They differ only with respect to calculation of the Benefit Base and the Annual Certificate Fee Percentage, as follows:

..    PRODUCT A calculates the Benefit Base by adjusting for Funding Payments and withdrawals. The Annual Certificate Fee Percentage* for Product A is 0.75%;

..    PRODUCT B calculates  the Benefit Base by comparing  the Fund Account Value with the most recently calculated Benefit Base, on each Certificate Anniversary and on the date of a withdrawal. The Annual Certificate Fee Percentage* for Product B is 1.00%;

..    PRODUCT C calculates the Benefit Base by comparing the Maximum  Anniversary
     Value with the Rollup Value, on each Certificate Date and on the date of a withdrawal. The Annual Certificate Fee Percentage* for Product C is 1.25%.

* The Annual Certificate Fee Percentage may be increased, but will never exceed 2.00%. Once your Certificate is issued, we will not increase the Annual Certificate Fee Percentage for your Certificate.

For more information on the calculation of the Benefit Base, see the "Benefit Base" section of this prospectus on page ____. For more information on the Annual Certificate Fee Percentage, see the "Certificate Fee" section of this prospectus on page ____.


                                 7  PROSPECTUS

RISK FACTORS
--------------------------------------------------------------------------------

Before purchasing the Certificate, carefully consider the following risk factors to determine whether the Certificate is suited to your financial needs.

YOU MAY NEVER RECEIVE THE BENEFITS AVAILABLE UNDER THE CERTIFICATE.

  YOUR FUND ACCOUNT MAY PERFORM WELL ENOUGH THAT YOUR FUND ACCOUNT VALUE WILL NOT BE REDUCED TO ZERO.

  The Investment Programs are managed by professional investment advisers at Allstate Financial Advisors to reduce the effects of market volatility. Therefore, there is a good chance that your Fund Account will perform well enough that Eligible Withdrawals will not reduce your Fund Account Value to zero. As a result, the likelihood that we will make Benefit Payments to you is minimal.

  YOU MAY DIE BEFORE YOUR FUND ACCOUNT VALUE IS REDUCED TO ZERO.

  If you (assuming that you are the sole Owner and Annuitant) die before your Fund Account Value is reduced to zero, you will never receive any payments under the Certificate. The Certificate does not have any cash value or provide a death benefit. Furthermore, even if you begin to receive Benefit Payments, you may die before receiving an amount equal to or greater than the amount you have paid in Certificate Fees.

  RESTRICTIONS IN THE CERTIFICATE ARE DESIGNED TO MINIMIZE THE RISK THAT YOUR FUND ACCOUNT VALUE WILL BE REDUCED TO ZERO.

  The Certificate includes several restrictions, including restrictions on what investments are covered and the amount of withdrawals you may make. Because of these restrictions, it is unlikely that your Fund Account Value will be reduced to zero. Therefore, the likelihood that we will make Benefit Payments to you is minimal.

In all of the above cases, you will have paid us Certificate Fees and received little or no Benefit Payments in return.

YOU MAY NEED TO MAKE INELIGIBLE WITHDRAWALS, WHICH HAVE THE POTENTIAL TO SUBSTANTIALLY REDUCE OR EVEN TERMINATE THE BENEFITS AVAILABLE UNDER THE CERTIFICATE.

Due to the long-term nature of the Certificate guarantee, there is a risk that you may encounter a personal financial situation in which you need to make withdrawals before the Eligible Withdrawal Start Date or in excess of the Maximum Annual Withdrawal. Such withdrawals would be considered Ineligible Withdrawals. As described on page __, Ineligible Withdrawals will reduce the amount of your Benefit Base. The reduction of your Benefit Base will lower the Maximum Annual Withdrawal, which in turn will reduce the amount of any Benefit Payments that you receive. There is no provision under the Certificate to cure any decrease in the Benefit Base due to Ineligible Withdrawals. To avoid making Ineligible Withdrawals, you must carefully manage your withdrawals.

THE CERTIFICATE DOES NOT REQUIRE US TO WARN YOU OF INELIGIBLE WITHDRAWALS OR OTHER ACTIONS WITH ADVERSE CONSEQUENCES.

The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving your Fund Account. For example, if you transfer value from shares of the applicable Investment Program to other investments, we may not provide you with advance notice that your action will cause your Certificate to terminate. You should carefully monitor your Fund Account, any withdrawals from your Fund Account, and any changes to your Benefit Base. You may contact us at 1.888.xxx.xxx for information about your Benefit Base.

YOU MIGHT NOT BEGIN MAKING WITHDRAWALS AT THE MOST FINANCIALLY BENEFICIAL TIME FOR YOU.

Because of decreasing life expectancy as you age, the longer you wait to start making Eligible Withdrawals after the Eligible Withdrawal Start Date, the less likely it is that you will benefit from your Certificate. On the other hand, the earlier you begin making Eligible Withdrawals, the lower the Guaranteed Option Factor you will receive and therefore the lower your Benefit Payments (if any) will be. Because of the uncertainty of how long you will live and how your investments will perform over time, it will be difficult for you to determine the most financially beneficial time to begin making withdrawals.

YOUR BENEFIT BASE MAY NEVER INCREASE.

Your Benefit Base does not automatically increase when your Fund Account Value appreciates. You should carefully read the description of how your Certificate calculates the Benefit Base. There is a risk that your Benefit Base will not increase.

YOU MAY CANCEL THE CERTIFICATE PRIOR TO A SEVERE MARKET DOWNTURN.

Once you have cancelled the Certificate, our obligation to make payments to you will cease. If you happen to cancel your Certificate prior to a severe market downturn, you will not receive any Benefit Payments, even if your Fund Account Value is reduced to zero. Furthermore, you will not receive a refund of the Certificate Fees you have paid.

THE ASSETS IN YOUR FUND ACCOUNT ARE SUBJECT TO YOUR CREDITORS, AND ACTIONS TAKEN BY YOUR CREDITORS MAY CAUSE YOU TO LOSE THE BENEFITS AVAILABLE UNDER THE CERTIFICATE.


                                 8  PROSPECTUS

You own the Fund Account and the assets held in it. We have no ownership or control over your Fund Account or the assets held in it. The assets in your Fund Account are not subject to our creditors. However, assets in your Fund Account may be subject to being directly attached by your creditors. You may at any time sell the assets in your Account at your complete and sole discretion, without any permission from us. There is a risk that if you pledge the assets in your Fund Account as collateral for a loan and the value of the assets in your Fund Account decreases in value, your creditors may liquidate assets in your Fund Account to pay the loan (this action is termed a "margin call"). The margin call will be treated as a withdrawal from your Fund Account. If it is an Ineligible Withdrawal, it will reduce your Benefit Base. Using the assets in your Fund Account as collateral for a loan, therefore, may cause you to lose the benefits available under the Certificate.

THE CERTIFICATE FEE WILL REDUCE THE GROWTH OF YOUR INVESTMENTS.

Because you may never receive Benefit Payments under the Certificate, growth of your Fund Account Value is likely important to you as well. However, the deduction of the Certificate Fee each quarter will negatively affect the growth of your Fund Account Value. Therefore, depending on how long you live and how your investments perform, you may be financially better off without purchasing the Certificate.

THE CERTIFICATE LIMITS YOUR INVESTMENT CHOICES.

Only certain Investment Programs are available under the Certificate. These Investment Programs may be managed in a more conservative fashion than other mutual funds available to you. If you do not purchase the Certificate, it is possible that you may invest in other mutual funds (or other types of investments) that experience higher growth or lower losses, depending on the market, than the Investment Programs experience. It is impossible to know how various investments will fare against each other.

YOUR RECEIPT OF BENEFITS OWED TO YOU UNDER THE CERTIFICATE IS SUBJECT TO OUR FINANCIAL STRENGTH AND CLAIMS PAYING ABILITY.

The Certificate is not a separate account product. This means that the assets supporting the Certificate are not held in a segregated account for the exclusive benefit of Certificate Owners. Rather, we will make all payments under the Certificate (i.e., Benefit Payments and payments under Income Plans) from our general account, which is not insulated from the claims of our third party creditors. Therefore, your receipt of payments from us is subject to our claims paying ability. You may obtain information on our financial condition by reviewing Form 10-K, which is the Annual Report we file with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934. Our Form 10-K for the fiscal year ended December 31, 2007 is attached to the prospectus. For further information, refer to page ___.

YOU SHOULD BE AWARE OF VARIOUS REGULATORY PROTECTIONS THAT DO AND DO NOT APPLY TO THE CERTIFICATE.

Your Certificate is registered in accordance with the Securities Act of 1933.
 The issuance and sale of your Certificate must be conducted in accordance with the requirements of the Securities Act of 1933. We are also subject to applicable periodic reporting requirements and other requirements imposed by the Securities Exchange Act of 1934. However, once your Certificate enters the Payout Phase, payments made are not protected under the federal securities laws.
 We are not an investment adviser and do not provide investment advice to you in connection with the Certificate.

TAX CONSEQUENCES OF THIS CERTIFICATE.

The Certificate is novel and innovative. To date, the tax consequences of the Certificate have not been addressed in published legal authorities and some of the relevant guidance is potentially susceptible to differing interpretations. We intend to treat the Certificate as an annuity contract in reporting taxable income attributable to the Certificate to you and to the Internal Revenue Service ("IRS"). Assuming the Certificate is correctly treated as an annuity contract for tax purposes, lifetime income payments under the Certificate of the Benefit Payment after your Fund Account Value is reduced to zero should be treated as ordinary income that is taxable to the extent provided under the tax rules for annuities. While the matter is not free from doubt, we believe the tax treatment of transactions involving your Fund Account will be treated the same as if this Certificate did not exist. We can provide no assurances, however, that the Internal Revenue Service will agree with us on these issues, or that a court would agree with us if the Internal Revenue Service were to challenge the foregoing treatment. You should consult a competent tax advisor before purchasing a Certificate. See the "Taxation of the Certificate" section of this prospectus for more information on tax issues relating to the Certificate.


THE CERTIFICATE
--------------------------------------------------------------------------------

As discussed earlier, the Certificates are issued pursuant to the terms of corresponding group contingent deferred annuity contracts issued by Allstate Life to ALFS, Inc. Provided below is an explanation of what the term "group contingent deferred" means:

..    The contracts are  "contingent"  because the payment of benefits  under the
     Certificates requires certain


                                 9  PROSPECTUS
     events to take place, and these events may or may not occur.

..    The contracts  are  "deferred"  because a Certificate  Owner does not begin receiving benefit payments, if any, until a later date.

..    The contracts are "fixed" because we will make benefit payments, if any, in a fixed amount.

The Certificates are offered to investors who have purchased Fund shares of Investment Programs and hold the shares in a Fund Account. Currently, the Investment Programs eligible for use with the Certificates are the 2005 Retirement Strategy Fund, 2010 Retirement Strategy Fund, and 2015 Retirement Strategy Fund. The Certificates are designed to protect investors in Investment Programs who are concerned that they may outlive the Fund shares held in their Fund Account or that they may not be able to continually make withdrawals from their Fund Account due to poor market performance.

Under the Certificate, you agree that your Fund Account will be automatically charged the Certificate Fee on a quarterly basis. We agree that, if you comply with the conditions of the Certificate, we will make Benefit Payments to you on a monthly basis for the remainder of your life if your Fund Account Value is reduced to zero, due to an Eligible Withdrawal. Alternately, if you choose an Optional Income Plan, we agree that we will pay you the applicable monthly payments for the rest of your life or for the guaranteed payment period, if applicable.


PARTIES RELEVANT TO THE CERTIFICATE
--------------------------------------------------------------------------------

Apart from Allstate Life, which issues the Certificates and the corresponding group contingent deferred annuity contracts, ALFS, Inc., which holds the group contingent deferred annuity contracts and is the underwriter of the Certificates, and the Broker-Dealer, which provides the Fund Accounts, there are several parties relevant to the Certificate:

..    The Certificate Owner (or Joint Owners);

..    The Annuitant (or Joint Annuitants); and

..    The Beneficiary (including Primary and Contingent Beneficiaries).


CERTIFICATE OWNER
The Certificate Owner is the living or non-living person that legally owns the Fund Account and the Certificate. The Certificate Owner is referred to in this prospectus simply as the "Owner" or as "you." After the Certificate is purchased, the Owner is listed on the Certificate. The Certificate allows for either a single Owner or Joint Owners. An Owner must meet certain conditions:

..    If there is a single Owner,  the Owner may be either a living or non-living person. An example of a non-living Owner is a trust.

..    If the Fund Account is an Individual Retirement Account ("IRA") established pursuant to Section 408(A) of the Internal Revenue Code of 1986, as amended (the "Code"), then the custodian or trustee of the IRA is the Owner, and there can be no other Owners.

..    If there are Joint Owners, the Joint Owners must both be living and must be spouses. For the purposes of the Certificate, a "spouse" is a legal spouse as defined by the Code.


ANNUITANT
The Annuitant is the living person during whose life we will pay the benefits guaranteed by the Certificate. The Certificate allows for either a single Annuitant or Joint Annuitants. An Annuitant must meet certain conditions:

..    If there is only one  Owner,  who is a living  person,  then the Owner must also be the Annuitant.

..    If the Owner is a living person (and therefore also the  Annuitant),  he or she may designate a Joint Annuitant. The Joint Annuitant must be the Owner's spouse and must also be the sole Primary Beneficiary of the Certificate (the term "Primary Beneficiary is described further below).

..    If there are Joint Owners, the Annuitant may be either of the Joint Owners.
     If the Joint Owners would like to designate Joint Annuitants, then the Joint Annuitants must be the same as the Joint Owners.

..    If the Owner is a non-living  person, the Annuitant named by the Owner must have a beneficial interest in the Fund Account.

..    If the Owner is a custodian or trustee of an IRA, the Annuitant must be the individual for whose exclusive benefit the IRA was created. In this case, if the Owner would like to designate a Joint Annuitant, the Joint Annuitant must be the spouse of the Annuitant and the sole beneficiary of the IRA.

..    If the Owner is a grantor  trust  pursuant to Subpart E of  Subchapter J of the Code, the Annuitant must be the grantor.

..    If there is a Joint  Annuitant,  he or she must be designated  prior to the first Eligible Withdrawal or the Payout Phase, whichever occurs first. Once the first Eligible Withdrawal is taken or the Payout Phase begins, you may not change the Annuitant or Joint Annuitant.


BENEFICIARY
Although the Certificate has no death benefit, beneficiaries are needed for certain Income Payment


                                 10  PROSPECTUS

Plans. When you purchase the Certificate, you may name on or more Primary and Contingent Beneficiaries.

For purposes of the Payout Phase, the Primary Beneficiary is the person who will receive any benefits due upon the death of the sole surviving Owner. A Contingent Beneficiary is the person who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Owner.

Unless you have designated an irrevocable Beneficiary, you may change or add Beneficiaries at any time, subject to the Joint Annuitant conditions. We will provide a change of Beneficiary form to be signed by you and filed with us.
 After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If no Beneficiary is named or if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

..    your spouse;

..    if your spouse is no longer alive, then your surviving children equally;

..    if you have no surviving children, then your estate.

For purposes of this prospectus, "children" are natural children and legally adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries in a class will take equal shares. If there is more than one Beneficiary in a class, and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.


PURCHASING THE CERTIFICATE
--------------------------------------------------------------------------------

You may purchase a Certificate on the date you open your Fund Account or at any time thereafter, subject to age and availability restrictions. In order for you to purchase the Certificate, all of the following must be true on the Certificate Issue Date:

..    The Fund Account must hold shares of one of the  Investment  Programs  that are at least equal in value to the "Minimum Funding Payment," which is currently $50. The Fund Account may not hold shares of more than one Investment Program and may not hold any other investments.

..    The total  amount of Funding  Payments you make may not be greater than the
     "Maximum Aggregate Funding Payment," which is currently set at $1 million. The Maximum Aggregate Funding Payment amount will apply across all annuity certificates and contracts issued by us or our affiliates.

..    The Owner  (if the Owner is a living  person),  any  Joint  Owner,  and all
     Annuitants must be between the ages of 50 and 80, inclusive.

To purchase the Certificate, you must complete an application. Applications are available through the Broker-Dealer. Your application is subject to our approval. We reserve the right to refuse to issue a Certificate at any time in our sole discretion. We may discontinue offering the Certificate at any time.

If your application is accepted and the Certificate is issued, you are given a Trial Examination Period during which you may cancel the Certificate and receive a refund of any Certificate Fees deducted from your Fund Account. The Trial Examination Period begins when you receive the Certificate and ends 30 days after you receive the Certificate. To cancel the Certificate during the Trial Examination Period, you must provide us with written notice within the 30 day period.


FUNDING PHASE
--------------------------------------------------------------------------------

The Certificate has two phases: the Funding Phase and the Payout Phase. The Funding Phase begins on the Certificate Issue Date and continues until the Payout Phase.


FUNDING PAYMENTS
During the Funding Phase, you may make Funding Payments and take withdrawals from your Fund Account. Although you may make Funding Payments at any time - after all, the Fund Account belongs to you and we have no ownership or control over it - Funding Payments will be


                                 11  PROSPECTUS
covered by the Certificate only if they meet certain criteria. Specifically, if a Funding Payment, when added to all of the previous Funding Payments, exceeds the Maximum Aggregate Funding Payment, it will not be covered by the Certificate and will not be included in the Benefit Base. Currently, the Maximum Aggregate Funding Payment is $1 million. Furthermore, each Funding Payment must be at least equal to the Minimum Funding Payment, which is currently $50; otherwise, it will not be covered by the Certificate and will not be included in the Benefit Base.

We may alter the Minimum Funding Payment and Maximum Aggregate Funding Payment at any time without your approval. You should carefully consider these potential limitations before purchasing the Certificate if you intend to make additional Funding Payments after purchasing the Certificate. Furthermore, if at any time the Annual Certificate Fee Percentage for new Certificates exceeds the Annual Certificate Fee Percentage for your Certificate by an amount equal to or greater than the "Funding Payment Restriction Threshold," which is currently 0.10%, we reserve the right to disallow any additional Funding Payments from being covered by your Certificate. Because we may alter the Annual Certificate Fee Percentage for new Certificates and the Funding Payment Restriction Threshold for all Certificates at any time without your approval, you should be aware of the possibility that it may become impossible for your future Funding Payments to be covered by the Certificate's protection.


WITHDRAWALS
It is critical that you understand how withdrawals from your Fund Account affect your Certificate. In particular, it is important that you understand what the difference between Eligible and Ineligible Withdrawals is, when the Eligible Withdrawal Start Date occurs, and how withdrawals affect the calculation of your Benefit Base and Maximum Annual Withdrawal.

  DIFFERENCE BETWEEN ELIGIBLE AND INELIGIBLE WITHDRAWALS

Because you own the Fund Account, you may take withdrawals from your Fund Account, subject to any Federal tax consequences, at any time and in any amount that you wish. However, the Certificate categorizes your withdrawals from your Fund Account into two separate types: Eligible Withdrawals and Ineligible Withdrawals. The category that a particular withdrawal falls under can significantly affect your benefits under the Certificate.

An Eligible Withdrawal is a withdrawal from the Fund Account that complies with all of the following requirements:

1)   The withdrawal occurs after the Eligible Withdrawal Start Date;

2) The amount of the withdrawal, when added to all of the previous withdrawals made during the same Certificate Year, does not exceed the Maximum Annual Withdrawal; and

3) If it is your first Eligible Withdrawal, we receive written notice from you beforehand on a form acceptable to us informing us of your intent to start taking Eligible Withdrawals.

An Ineligible Withdrawal is any withdrawal that does not satisfy all three of the Eligible Withdrawal requirements above. Unlike an Eligible Withdrawal, an Ineligible Withdrawal will reduce the Benefit Base, as described further below.

  ELIGIBLE WITHDRAWAL START DATE

The Eligible Withdrawal Start Date is an important date to be aware of during the Funding Phase. The Eligible Withdrawal Start Date is the date upon which you may begin taking "Eligible Withdrawals" from your Fund Account. The Eligible Withdrawal Start Date is the later of the following dates:

(a) The Certificate Anniversary following the date the youngest Annuitant reaches the Eligibility Age.

(b) The Eligibility Date for the Investment Program whose shares are held in your Fund Account.

The Eligibility Age is currently set at 60. We reserve the right to change the Eligibility Age at a later time. However, once your Certificate has been issued, the Eligibility Age will not change for your Certificate.

The Eligibility Date is your Certificate Anniversary in the designated Eligibility Year for the Investment Program whose shares are held in your Fund Account. The Eligibility Year for each of the currently available Investment Programs is as follows:

   Investment Program      Eligibility Year
   ------------------      ----------------
2005 Retirement Strategy         2000
2010 Retirement Strategy         2005
2015 Retirement Strategy         2010


For example, assume that your Fund Account Value is invested in the 2015 Retirement Strategy and your Certificate Issue Date is January 15, 2008. As listed in the table above, the Eligibility Year for the 2015 Retirement Strategy is 2010. Therefore, your Eligibility Date for withdrawals is January 15, 2010.

If you have allocated your Fund Account Value to the 2005 Retirement Strategy or the 2010 Retirement Strategy, then the Eligibility Date has already passed. However, this does not necessarily mean that you can begin taking Eligible Withdrawals immediately. Recall that you cannot begin taking Eligible Withdrawals until the Eligible Withdrawal Start Date, and the Eligible Withdrawal Start Date is the later of the Eligibility Date or the Certificate
                             -----
Anniversary following the date that the youngest Annuitant attains the Eligibility Age.


                                 12  PROSPECTUS

  MAXIMUM ANNUAL WITHDRAWAL

The Maximum Annual Withdrawal is the total amount available for Eligible Withdrawals in a Certificate Year. It is calculated on the date you make your first Eligible Withdrawal and recalculated on every subsequent Certificate Anniversary. The Maximum Annual Withdrawal is calculated by multiplying the Benefit Base by the Guaranteed Option Factor. Both the Benefit Base and the Guaranteed Option Factor are described below. If the cumulative amount of Eligible Withdrawals you make in a particular Certificate Year does not exceed the Maximum Annual Withdrawal amount for that Certificate Year, any unused amount that you could have withdrawn is not added to the next Certificate Year's
                                        ---
Maximum Annual Withdrawal amount. It is important note that, even though your Benefit Base may increase in the middle of a Certificate Year (e.g., you own Product A and make an additional Funding Payment), your Maximum Annual Withdrawal will not increase until the next Certificate Anniversary.

  GUARANTEED OPTION FACTOR

The Guaranteed Option Factor is a percentage value ranging from between 4.5% to 7.0%, based on when you make your first Eligible Withdrawal. It is tied to the age of the youngest Annuitant at the time of your first Eligible Withdrawal. If no Eligible Withdrawals have been taken and your Certificate enters the Payout Phase (described further below), the Guaranteed Option Factor will be based on the age of the youngest Annuitant on the date that the Fund Account Value is reduced to zero. Once your Guaranteed Option Factor is determined, it will not
                  -------------------------------------------------------------
change.  Therefore, it is important that you carefully select the date of your
------------------------------------------------------------------------------
first Eligible Withdrawal.
--------------------------

The current Guaranteed Option Factors are shown in the table below:

                             Age of                                Certificate   Certificate
                            Youngest                               with Single   with Joint
                            Annuitant                               Annuitant    Annuitants
---------------------------------------------------------------------------------------------
                               60                                     5.00%         4.50%
---------------------------------------------------------------------------------------------
                               61                                     5.10%         4.60%
---------------------------------------------------------------------------------------------
                               62                                     5.20%         4.70%
---------------------------------------------------------------------------------------------
                               63                                     5.30%         4.80%
---------------------------------------------------------------------------------------------
                               64                                     5.40%         4.90%
---------------------------------------------------------------------------------------------
                               65                                     5.50%         5.00%
---------------------------------------------------------------------------------------------
                               66                                     5.60%         5.10%
---------------------------------------------------------------------------------------------
                               67                                     5.70%         5.20%
---------------------------------------------------------------------------------------------
                               68                                     5.80%         5.30%
---------------------------------------------------------------------------------------------
                               69                                     5.90%         5.40%
---------------------------------------------------------------------------------------------
                               70                                     6.00%         5.50%
---------------------------------------------------------------------------------------------
                               71                                     6.10%         5.60%
---------------------------------------------------------------------------------------------
                               72                                     6.20%         5.70%
---------------------------------------------------------------------------------------------
                               73                                     6.30%         5.80%
---------------------------------------------------------------------------------------------
                               74                                     6.40%         5.90%
---------------------------------------------------------------------------------------------
                               75                                     6.50%         6.00%
---------------------------------------------------------------------------------------------
                               76                                     6.60%         6.10%
---------------------------------------------------------------------------------------------
                               77                                     6.70%         6.20%
---------------------------------------------------------------------------------------------
                               78                                     6.80%         6.30%
---------------------------------------------------------------------------------------------
                               79                                     6.90%         6.40%
---------------------------------------------------------------------------------------------
                           80 & older                                 7.00%         6.50%
---------------------------------------------------------------------------------------------


As shown in the table above, if you choose to have Joint Annuitants under your Certificate, your Guaranteed Option Factor will be lower (and consequently, your Maximum Annual Withdrawal will be lower) than if you choose to have a single Annuitant. We reserve the right to make other Guaranteed Option Factors available for new Certificates, change the age ranges to which the Guaranteed Option Factors apply, and/or eliminate currently available Guaranteed Option Factors.

  BENEFIT BASE FOR PRODUCT A

The Benefit Base is calculated differently among Product A, Product B, and Product C. For Product A, the Benefit Base is calculated as follows:



The Benefit Base is initially set equal to the Fund Account Value on the Certificate Issue Date.

EXAMPLE 1 FOR THE PRODUCT A
BENEFIT BASE
---------------------------------------------
Assume that when you purchase the
Certificate, your Fund Account Value is
$100,000.

Your Benefit Base on the Certificate Issue
Date is also $100,000.
---------------------------------------------


After the Certificate Issue Date, the Benefit Base is recalculated in two situations:


                                 13  PROSPECTUS

(i) If you make a Funding Payment, the amount of the Funding Payment is added to the current Benefit Base.

EXAMPLE 2 FOR THE PRODUCT A
BENEFIT BASE
---------------------------------------------
Assume that Example 1 is continued. Your Fund
Account Value has grown to $105,000; you
decide to make a Funding Payment of $50,000.

Your new Benefit Base is $150,000, which is
your prior Benefit Base ($100,000) plus the
amount of the additional Funding Payment
($50,000).
---------------------------------------------


(ii) If you make an Ineligible Withdrawal from the Fund Account, the Benefit Base is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where:

  X = the Benefit Base prior to the Ineligible Withdrawal

  Y = the Fund Account Value after the Ineligible Withdrawal

  Z = the Fund Account Value prior to the Ineligible Withdrawal

EXAMPLE 3 FOR THE PRODUCT A
BENEFIT BASE
-------------------------------------------------------------
Assume that Example 1 is continued. Your Fund Account Value
has grown to $105,000; you decide to take an Ineligible
Withdrawal of $25,000.

After the Ineligible Withdrawal, your Benefit Base will be
reduced to $76,190.48, which is the prior Benefit Base
($100,000) multiplied by the Fund Account Value immediately
after the withdrawal ($80,000) divided by the Fund Account
Value immediately before the withdrawal ($105,000)
-------------------------------------------------------------


For Product A, the Benefit Base will not be increased to exceed the Fund Account Value.

EXAMPLE 4 FOR THE PRODUCT A
BENEFIT BASE
--------------------------------------------------------------------------------
Assume that Example 1 is continued. Your Fund Account Value has fallen to
$75,000 due to market fluctuations. You decide to make an additional Funding
Payment of $50,000.

After the Funding Payment is applied to the Fund Account, the Fund Account Value is $125,000. The Benefit Base would seem to equal $150,000, which is the prior
Benefit Base ($100,000) plus the amount of the Funding Payment ($50,000)

However, the Benefit Base will not be increased to exceed the Fund Account
Value, which is $125,000.  Therefore, the Benefit Base will be reset to equal
$125,000.
--------------------------------------------------------------------------------


  BENEFIT BASE FOR PRODUCT B

For Product B, the Benefit Base is initially set equal to the Fund Account Value on the Certificate Issue Date.

EXAMPLE 1 FOR THE PRODUCT B
BENEFIT BASE
---------------------------------------------
Assume that you purchase the Certificate on
January 15, 2008 and your Fund Account Value
is $100,000.

Your Benefit Base on the Certificate Issue
Date is also $100,000.
---------------------------------------------


After the Certificate Issue Date, the Benefit Base is recalculated in two situations:

(i) On each Certificate Anniversary, the Benefit Base is recalculated to be equal to the greater of the Fund Account Value on that date or the most recently calculated Benefit Base. This recalculation may result in an increase, but not in a decrease, in the current Benefit Base.

EXAMPLE 2 FOR THE PRODUCT B
BENEFIT BASE
---------------------------------------------
Assume Example 1 is continued and your Fund
Account Value on the Certificate Anniversary
(January 15, 2009) is $110,000.

On the Certificate Anniversary, your Fund
Account Value ($110,000) is greater than your
most recently calculated Benefit Base
($100,000). So, your Benefit Base will be
reset to equal $110,000.
---------------------------------------------


EXAMPLE 3 FOR THE PRODUCT B
BENEFIT BASE
---------------------------------------------
Assume that Example 2 is continued and your
Fund Account Value on the next Certificate
Anniversary (January 15, 2010) is $95,000.

On that Certificate Anniversary, the most
recently calculated Benefit Base ($110,000)
is greater than your Fund Account Value
($95,000). So, your Benefit Base will remain
$110,000.
---------------------------------------------




                                 14  PROSPECTUS

(ii) If you make an Ineligible Withdrawal from the Fund Account, the Benefit Base is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where

  X = the Benefit Base prior to the Ineligible Withdrawal

  Y = the Fund Account Value after the Ineligible Withdrawal

  Z = the Fund Account Value prior to the Ineligible Withdrawal

EXAMPLE 4 FOR THE PRODUCT B
BENEFIT BASE
-------------------------------------------------------------
Assume that Example 3 is continued. You decide to take an
Ineligible Withdrawal of $25,000.

After the Ineligible Withdrawal, your Benefit Base will be reduced to $81,052.63, which is your Benefit Base prior to the withdrawal ($110,000) multiplied by the Fund Account
Value immediately after the withdrawal ($70,000) divided by the Fund Account Value immediately prior to the withdrawal
($95,000).

Your Fund Account Value will be $95,000.
-------------------------------------------------------------


  BENEFIT BASE FOR PRODUCT C

For Product C, the Benefit Base is initially set equal to the Fund Account Value on the Certificate Issue Date.

EXAMPLE 1 FOR THE PRODUCT C
BENEFIT BASE
---------------------------------------------
Assume that you purchase the Certificate on
January 15, 2008 and your Fund Account Value
is $100,000.

Your Benefit Base on the Certificate Issue
Date is also $100,000.
---------------------------------------------


After the Certificate Issue Date, the Benefit Base is recalculated on each Certificate Anniversary to be equal to the greater of the Maximum Anniversary Value or the Rollup Value.



(i) The Maximum Anniversary Value (or "MAV") is initially set equal to the Fund Account Value on the Certificate Issue Date.

EXAMPLE 2 FOR THE PRODUCT C
BENEFIT BASE
--------------------------------------------
Using the same assumptions from Example 1,
the MAV on the Certificate Issue Date is
$100,000
--------------------------------------------


On each Reset Date (currently every Certificate Anniversary), if the Fund Account Value exceeds the current MAV, the MAV is reset to equal the Fund Account Value. This recalculation may result in an increase, but not in a decrease, in the current MAV.

EXAMPLE 3 FOR THE PRODUCT C
BENEFIT BASE
---------------------------------------------
Assume that Example 2 is continued and your
Fund Account Value on the Certificate
Anniversary (January 15, 2009) is $110,000.

On the Certificate Anniversary, your Fund
Account Value ($110,000) is greater than your
MAV ($100,000). So, the MAV will be reset to
equal $110,000.
---------------------------------------------


EXAMPLE 4 FOR THE PRODUCT C
BENEFIT BASE
---------------------------------------------
Assume that Example 3 is continued and your
Fund Account Value on the next Certificate
Anniversary (January 15, 2010) is $95,000.

On that Certificate Anniversary, the MAV
($110,000) is greater than your Fund Account
Value ($95,000). So, the MAV will remain
$110,000.
---------------------------------------------


In addition, if an Ineligible Withdrawal is made, the MAV is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where

  X = the MAV prior to the Ineligible Withdrawal

  Y = the Fund Account Value after the Ineligible Withdrawal


                                 15  PROSPECTUS

  Z = the Fund Account Value prior to the Ineligible Withdrawal

EXAMPLE 5 FOR THE PRODUCT C
BENEFIT BASE
-------------------------------------------------------------
Assume that Example 4 is continued. You decide to take an
Ineligible Withdrawal of $25,000.

After the Ineligible Withdrawal, your MAV will be reduced to
$81,052.63, which is the MAV prior to the withdrawal
($110,000) multiplied by the Fund Account Value immediately
after the withdrawal ($70,000) divided by the Fund Account
Value immediately prior to the withdrawal ($95,000).
-------------------------------------------------------------


(ii) The Rollup Value is initially set equal to the Fund Account Value on the Certificate Issue Date.

EXAMPLE 6 FOR THE PRODUCT C
BENEFIT BASE
-------------------------------------
Using the same assumptions from
Example 1, the Rollup Value on the
Certificate Issue Date is $100,000.
-------------------------------------


After the Certificate Issue Date, the Rollup Value accumulates daily at a rate that compounds over one year to equal the Annual Rollup Percentage; currently, the Annual Rollup Percentage is set at 5%. If additional Funding Payments are made, the Rollup Value is increased by the amount of the additional Funding Payment. The Rollup Value continues to accumulate until the date of the first Eligible Withdrawal or the end of the Annual Rollup Period (currently set at 10 years), whichever occurs first.

EXAMPLE 7 FOR THE PRODUCT C
BENEFIT BASE
----------------------------------------------
Assume Example 6 is continued and the Rollup
Value is accumulating at an annual rate of 5%.
On July 15, 2008 (six months after the
Certificate Issue Date), you make an
additional Funding Payment of $50,000.

The Rollup Value has been accumulating daily and is equal to $102,455.85 at the time before the additional Funding Payment is applied.

The Rollup Value after the Funding Payment is
applied is $152,455.85, which is the Rollup
Value immediately before the Funding Payment
was applied ($102,455.85) plus the amount of
the additional Funding Payment ($50,000).
----------------------------------------------




In addition, if an Ineligible Withdrawal is made, the Rollup Value is reduced to a new amount equal to (X) multiplied by (Y) divided by (Z), where

  X = the Rollup Value prior to the Ineligible Withdrawal

  Y = the Fund Account Value after the Ineligible Withdrawal

  Z = the Fund Account Value prior to the Ineligible Withdrawal

EXAMPLE 8 FOR THE PRODUCT C
BENEFIT BASE
-------------------------------------------------------------
Assume Example 6 is continued and the Rollup Value is
accumulating at an annual rate of 5%. On July 15, 2008 (six
months after the Certificate Issue Date), you decide to take an Ineligible Withdrawal of $25,000.

Your Fund Account Value has grown to $102,000 on July 15,
2008. The Rollup Value has been accumulating daily and is equal to $102,455.85 on July 15, 2008.

After the Ineligible Withdrawal, your Rollup Value is
$77,344.12, which is the Rollup Value immediately before the withdrawal ($102,455.85) multiplied by the Fund Account Value immediately after the withdrawal ($77,000) divided by the
Fund Account Value immediately before the withdrawal
($102,000).
-------------------------------------------------------------




                                 16  PROSPECTUS

Below are some examples that demonstrate how the MAV and Rollup Value relate to the Benefit Base under Product C:

EXAMPLE 9 FOR THE PRODUCT C
BENEFIT BASE
-----------------------------------------------
Assume that when you purchase the Certificate,
your Fund Account Value is $100,000. This means
that on your Certificate Issue Date, your MAV
and Rollup Value both also equal $100,000.
Assume that you have not made any additional
Funding Payments or taken any withdrawals.

Now assume that the market has grown and on your Certificate Anniversary, your Fund Account
Value is equal to $110,000.

MAV: On the Certificate Anniversary, the MAV is
----
determined by comparing your Fund Account Value
($110,000) with your previously calculated MAV
($100,000). Because the Fund Account Value is
greater than the previously calculated MAV on
this Certificate Anniversary, your MAV will be
reset to equal $110,000.

Rollup Value: On the Certificate Anniversary,
-------------
based on a 5% annual accumulation rate on your
initial Rollup Value of $100,000, the Rollup
Value will be $105,000.

Benefit Base: Finally, to determine your
-------------
Benefit Base on the Certificate Anniversary,
compare the MAV ($110,000) with the Rollup
Value ($105,000). The Benefit Base will be
reset to the greater of the two values. In this
example, the Benefit Base on the Certificate
Anniversary will be $110,000.
-----------------------------------------------


EXAMPLE 10 FOR THE PRODUCT C
BENEFIT BASE
---------------------------------------------
Assume that you purchase the Certificate on
January 15, 2008 and your Fund Account Value
is $100,000. This means that on your
Certificate Issue Date, your MAV and Rollup
Value both also equal $100,000.

Now assume that on July 15, 2008, your Fund
Account Value has grown to $102,000 and you decide to take an Ineligible Withdrawal of $25,000.

MAV: After the Ineligible Withdrawal, your
----
MAV will be reduced to $75,490.20, which is
the Benefit Base prior to the withdrawal
($100,000) multiplied by the Fund Account
Value immediately after the withdrawal
($77,000) divided by the Fund Account Value
immediately before the withdrawal ($102,000).

Rollup Value: On July 15, 2008, the Rollup
-------------
Value before the withdrawal is $102, 455.85,
which is the initial Rollup Value ($100,000)
accumulating daily at an annual rate of 5%.

After the Ineligible Withdrawal, the Rollup
Value will be reduced to $77,344.12, which is the Rollup Value immediately before the withdrawal ($102,455.85) multiplied by the
Fund Account Value immediately after the withdrawal ($77,000) divided by the Fund
Account Value immediately before the
withdrawal ($102,000).

Benefit Base: Finally, to determine your
-------------
Benefit Base after the Ineligible Withdrawal,
compare the MAV ($75,490.20) with the Rollup
Value ($77,344.12). The Benefit Base will be
reset to the greater of the two values. In
this example, the Benefit Base on the
Certificate Anniversary will be $77,344.12.
---------------------------------------------


  NOTE ON THE BENEFIT BASE FOR ALL CERTIFICATES

Keep the following points in mind regarding the Benefit Base:

.. The Benefit Base is used only for purposes of calculating the Maximum Annual
  Withdrawal. It has no other purpose. The Benefit Base does not provide and is not available as a cash value or settlement value.

.. It is important that you not confuse your Benefit Base with your Fund Account
  Value.

.. The Benefit Base will only be recalculated during the Funding Phase.

.. If any withdrawal in a Certificate Year reduces the Benefit Base to less than $2000, we may treat the


                                 17  PROSPECTUS
  withdrawal as a withdrawal of the entire Fund Account Value, and the Certificate will terminate.

.. If at any time you elect to apply your Fund Account Value to an Optional
  Income Plan, your Benefit Base will be reduced to zero and you will not receive any Benefit Payments.

  MAKING ELIGIBLE WITHDRAWALS UNTIL THE FUND ACCOUNT VALUE IS REDUCED TO ZERO

As mentioned earlier, the Maximum Annual Withdrawal is determined by multiplying the Benefit Base by the applicable Guaranteed Option Factor when you make your first Eligible Withdrawal, and on every Certificate Anniversary thereafter. To avoid lowering the amount of your benefits under the Certificate, you should not withdraw more than the Maximum Annual Withdrawal in any Certificate Year (i.e., you should not make any Ineligible Withdrawals). If and when your Fund Account Value is reduced to zero due to an Eligible Withdrawal, the Payout Phase of the Certificate begins.


PAYOUT PHASE
--------------------------------------------------------------------------------

The Payout Phase begins on the earliest of the following three dates:

.. The date that your Fund Account Value is reduced to zero, due to an Eligible
  Withdrawal.  This date is called the Benefit Payment Start Date.

.. The date that you choose to apply your Fund Account Value to an Optional
  Income Plan.  This date is called the Income Plan Start Date.

.. The date on which you will be required to select an Income Plan for your Certificate. This date is called the Mandatory Annuity Payout Start Date.

In the Payout Phase, there are two possible types of payments: Benefit Payments and Income Plan Payments. You may receive only one of these two types of payments in the Payout Phase. Before payments begin, we may require proof of age and sex. In addition, we may require proof that the Annuitant or Joint Annuitant is alive before we make each payment.

Once your Certificate enters the Payout Phase, your Fund Account is effectively closed. No further withdrawals or Funding Payments may be made and no additional Certificate Fee is assessed.


BENEFIT PAYMENTS
If your Fund Account Value is reduced to zero due to an Eligible Withdrawal and the Benefit Base is greater than zero, we will pay an amount equal to the Maximum Annual Withdrawal, less applicable taxes, each year to you as described below, as long as the Annuitant (or Joint Annuitant, if applicable) is alive.

On the Benefit Payment Start Date, the Fund Account will terminate. On the last day of the first full calendar month after the Benefit Payment Start Date, we will pay the first Benefit Payment to you. We will continue paying the Benefit Payments as long as the Annuitant (or Joint Annuitant, if applicable) is alive.

The amount of each Benefit Payment may differ on whether the Owner is a living or non-living person (e.g., a grantor trust). If the Owner is a living person, then in the Certificate Year in which the Benefit Payments begin, the Benefit Payment will equal (A) divided by (B), where (A) is the amount of the Maximum Annual Withdrawal minus the amount of withdrawals taken prior to the Benefit Payment Start Date during that Certificate Year, and (B) is the number of months left in the Certificate Year as of the Benefit Payment Start Date. Partial months will count as one full month. In subsequent Certificate Years, the amount of each Benefit Payment will be equal to the Maximum Annual Withdrawal divided by 12.

               EXAMPLE OF BENEFIT PAYMENT
             CALCULATION FOR A LIVING OWNER
--------------------------------------------------------
Assume that your Certificate Anniversary is January 15,
2008. The Benefit Base on this date is equal to
$110,000; the Maximum Annual Withdrawal is equal to
$5,500; and, the Fund Account Value is equal to $3,000.
You have not taken any withdrawals from the Fund Account
in this Certificate Year.

Now assume that on March 15, 2008, you take an Eligible
Withdrawal of $3,000. Your Fund Account Value is now $0 and the Certificate moves into the Payout Phase. Your
Benefit Payment Start Date is March 15, 2008.

Each Benefit Payment in this Certificate Year will be
$250.  This amount is determined by taking the Maximum
Annual Withdrawal amount ($5,500), subtracting the amount of any withdrawals ($3,000), and dividing the difference ($2,500) by the number of months remaining in that Certificate Year (10).

Each Benefit Payment in subsequent Certificate Years
(beginning on January 15, 2009) will be $458.33, which
is the Maximum Withdrawal Amount ($5,500) divided by 12.
--------------------------------------------------------


If the Certificate Owner is a non-living person, the amount of each Benefit Payment will be equal to (A) divided by (B), where (A) is the amount of the Maximum Annual Withdrawal, and (B) is the number of months left in the Certificate Year as of the Benefit Payment Start Date. Partial months will count as one full month. In subsequent Certificate Years, the amount of each Benefit


                                 18  PROSPECTUS

Payment will be equal to the Maximum Annual Withdrawal divided by 12.

                     EXAMPLE OF BENEFIT PAYMENT
                 CALCULATION FOR A NON-LIVING OWNER
---------------------------------------------------------------------
Assume that your Certificate Anniversary is January 15, 2008. The
Benefit Base on this date is equal to $110,000; the Maximum Annual
Withdrawal is equal to $5,500; and the Fund Account Value is equal to
$3,000. You have not taken any withdrawals from the Fund Account in this Certificate Year.

Now assume that on March 15, 2008, you take an Eligible Withdrawal of $3,000. Your Fund Account Value is now $0 and the Certificate moves into the Payout Phase. Your Benefit Payment Start Date is March 15,
2008.

Each Benefit Payment in this Certificate Year will be $458.33. To determine this amount, divide the Maximum Withdrawal Amount ($5,500)
by 12.
---------------------------------------------------------------------


You may request a payment frequency other than monthly. The request must be in writing and processed by us before the first Benefit Payment is made. The amount of each Benefit Payment will be adjusted accordingly. We reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency during a Certificate Year.

If the Benefit Base is not large enough to provide a payment of $100, we reserve the right to change the payment frequency to annually, or to make the payment at least $100.


OPTIONAL INCOME PLANS
At any time before Benefit Payments start, you may choose to pay us your Fund Account Value and apply it to an Optional Income Plan. You must make this choice before your Fund Account Value is reduced to zero.

The Income Plan Start Date is the date that your Fund Account Value is paid to us and applied to the Income Plan that you select. If you choose to apply your Fund Account Value to an Income Plan, your Benefit Base under the Certificate will be reduced to zero and you will not receive any Benefit Payments.

An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Certificate, which is also called the "basis." Once the basis in the Certificate is depleted, all remaining payments will be fully taxable.
 If the Certificate is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 591/2, may be subject to an additional 10% federal tax penalty. You are responsible for the taxes due on any Income Plan payment made to you. We may deduct such taxes from such Income Plan payments and remit them to the appropriate tax authority.

Currently, three Income Plans are available. You may choose to apply the Fund Account Value to Income Plan 1, 2 or 3, described below. You may choose only one Income Plan. Once you choose an Income Plan, you may not change your selection. In addition, a new Income Plan may not be selected and amounts may not be reallocated to a different Income Plan.

If any Certificate Owner dies during the Payout Phase, the new Certificate Owner will be the surviving Certificate Owner. If there is no surviving Certificate Owner, the new Certificate Owner will be the Beneficiaries as described in the "Beneficiary" section of this prospectus. Any remaining Income Payments will be paid to the new Certificate Owner as scheduled. Income Payments to Beneficiaries may be subject to restrictions established by the Certificate Owner.

The three Income Plans are:

  INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENT PERIOD

  Under this plan, we make periodic Income Payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay Income Payments until the end of the "Guaranteed Payment Period." The Guaranteed Payment Period is the number of months guaranteed under the Income Plan, and may range from 0 to 360 months. If the Annuitant is age 90 or older on the Income Plan Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

  INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENT PERIOD

  Under this plan, we make periodic Income Payments for at least as long as either the Annuitant or the Joint Annuitant lives. If both the Annuitant and Joint Annuitant die in the Payout Phase, we will continue to pay the Income Payments until the end of the Guaranteed Payment Period. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or Joint Annuitant is age 90 or older on the Income Plan Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

  INCOME PLAN 3 - GUARANTEED PAYMENT PERIOD

  Under this plan, we make periodic Income Payments for the Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Income Plan Start Date occurs prior to the third Certificate Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of full months between the Income Plan Start Date and the date that the Annuitant reaches age 110, if greater. In no event may the Guaranteed Payment Period exceed 600 months.


                                 19  PROSPECTUS

If you choose an Income Plan with payments that continue for the life of the Annuitant or Joint Annuitant, we may require proof of age and sex of the Annuitant or Joint Annuitant before beginning Income Payments, and proof that the Annuitant or Joint Annuitant is alive before we make each Income Payment.
 Note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one Income Payment if the Annuitant and any Joint Annuitant both die before the second Income Payment, or only two Income Payments if they die before the third Income Payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each Income Payment. As a general rule, longer Guaranteed Payment Periods result in lower Income Payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the Income Payments generally will be greater than the Income Payments made under the same Income Plan with a specified Guaranteed Payment Period.

We may make other Income Plans available. You may obtain information about them by writing to us or calling us.


MANDATORY ANNUITY PAYOUT
A Mandatory Annuity Payout will be required if your Certificate has not entered the Payout Phase by the youngest Annuitant's 105th birthday (this date is called "Latest Income Plan Start Date") or the date on which no Investment Programs are available, whichever date is earlier. The date that the Mandatory Annuity Payout begins is called the "Mandatory Annuity Payout Start Date."

On the Mandatory Annuity Payout Start Date, you may choose to apply your Fund Account Value to any one of the Optional Income Plans that are available at that time as well two additional Income Plans - the Life Only Income Plan and the Joint Life Only Income Plan. The Life Only and Joint Life Only Income Plans are only available on the Mandatory Annuity Payout Start Date. If you do not select an Income Plan on the Mandatory Annuity Payout Start Date, then the Certificate will terminate.

If you elect the Life Only Income Plan or Joint Life Only Income Plan, you will receive payments under the selected plan equal to the greater of the following amounts:

.. The Maximum Annual Withdrawal as of the Certificate Year immediately preceding the Mandatory Annuity Payout Start Date; or

.. An annual payment amount determined by applying the remaining Fund Account
  Value as of the Mandatory Annuity Payout Start Date to the chosen Income Plan.

Under the LIFE ONLY INCOME PLAN, we will make payments for the remainder of the Annuitant's life. The Life Only Income Plan is available if only one Annuitant is alive on the Mandatory Annuity Payout Start Date. Upon the death of the Annuitant, the Beneficiary will receive an amount equal to the Fund Account Value on the Mandatory Annuity Start Date, less the amount of all payments made after the Fund Account Value was applied to the Income Plan. This amount will not be less than zero.

Under the JOINT LIFE ONLY INCOME PLAN, we will make payments for the remainder of both of the Annuitants' lives. Upon the death of the last Annuitant, the Beneficiary will receive an amount equal to the Fund Account Value on the Mandatory Annuity Payout Start Date, less the amount of all payments made after the Fund Account Value was applied to the Income Plan. This amount will not be less than zero.


CERTIFICATE FEE
--------------------------------------------------------------------------------

The Certificate Fee is the amount of money we charge you for the guarantees we provide under the Certificate. The Certificate Fee will be deducted through the sale or transfer of assets in your Fund Account, or other agreed upon method, and delivered to us. The deduction of the Certificate Fee is not treated as a withdrawal under the Certificate.

The Certificate Fee is deducted four times per year, on each "Certificate Quarter Date." The four Certificate Quarter Dates are the Certificate Anniversary and the dates occurring three months, six months, and nine months after the Certificate Anniversary. For example, assume that your Certificate Issue Date was January 15th. The Certificate Quarter Dates for this Certificate would fall on January 15th, April 15th, July 15th and October 15th.

In another example, assume that your Certificate Issue Date was January 31st. The Certificate Quarter Dates for this Certificate would fall on January 31st, May 1st, July 31st and October 31st. Based on the January 31st Issue Date, the first Certificate Quarter Date would have fallen on April 31st. However, because there are only 30 days in April, the Certificate Quarter Date fell to the first day of the following month, which would make the Certificate Quarter Date May 1st.

The Certificate Fee is equal to (A) multiplied by (B) where:

  A = the Fund Account Value on the Certificate Quarter Date, prior to any withdrawals made on that date; and


                                 20  PROSPECTUS

  B = the "Annual Certificate Fee Percentage" divided by 4.

The Annual Certificate Fee Percentage is 0.75% for Product A, 1.00% for Product B, and 1.25% for Product C.

          CERTIFICATE FEE CALCULATION EXAMPLE
--------------------------------------------------------
Assume that you have purchased Product B, the Issue Date
is January 15th, 2008 and the Annual Certificate Fee
Percentage is 1.00%.

The end of the Certificate Quarter is April 15th, 2008.

The Fund Account Value at the close of April 15th, 2008 is $102,000.

The Certificate Fee will be equal to:

$102,000*(.01/4) = $255

The Fund Account Value after the Certificate will be

$102,000 - $255 = $101,745
--------------------------------------------------------


The Certificate Fee is based on a percentage of your Fund Account, so the dollar amount of your Certificate Fee is not likely to remain the same. If your Fund Account Value increases during a Certificate Quarter, then you will pay a higher Certificate Fee. However, if your Fund Account Value decreases during a Certificate Quarter, the amount of your Certificate Fee will also be lower.

We reserve the right to change the Annual Certificate Fee Percentage. However, the Annual Certificate Fee Percentage will never exceed 2.00%. Once your Certificate has been issued, the Annual Certificate Fee Percentage for your Certificate will not change.

The Certificate Fee is deducted only during the Funding Phase. Once your Certificate has entered the Payout Phase, Certificate Fees will no longer be deducted.


TERMINATION OF THE CERTIFICATE
--------------------------------------------------------------------------------

The Certificate will terminate on the earliest of the following dates:

.. The date that you notify us in writing that you elect to cancel the Certificate (see page __);

.. The date the Benefit Base is reduced to zero, unless due to the election of an Income Plan;

.. The date of death of the last Annuitant, unless the Guaranteed Payment Period has not expired under an Income Plan;

.. The date the Annuitant or Joint Annuitant is removed from the Certificate for any reason, following the date of the first Eligible Withdrawal;

.. The date a non-Spouse Owner is added;

.. For a Certificate owned by a custodian or trustee of an IRA with a Joint
  Annuitant, the date a non-spousal beneficiary is added to the IRA;

.. The date the Owner transfers the Fund Account Value to an investment other than an Investment Program; or

.. On the Mandatory Annuity Payout Start Date, if an Income Plan is not selected.


INVESTMENT PROGRAMS
--------------------------------------------------------------------------------

Currently, the Investment Programs are:

1) the 2005 Retirement Strategy;

2) the 2010 Retirement Strategy; and

3) the 2015 Retirement Strategy.

These three Investment Programs have been designed to seek the highest total return over time consistent with its asset mix. Each Investment Program is managed to the specific year of planned retirement included in its name ("Retirement Date"). The Investment Programs will initially be managed to pursue the maximum amount of capital growth, consistent with a reasonable amount of risk. The Investment Programs' asset mixes will become more conservative each year until reaching the year approximately fifteen years after the Retirement Date, at which time the asset allocation mix will become static.

The Investment Programs that are available may differ depending upon your Certificate Issue Date. We reserve the right to add other Investment Programs in the future or remove previously available Investment Programs based on changes to their investment objectives. If we remove an Investment Program, we will notify you regarding the change at least 60 days prior to the change. If your Fund Account Value is invested in the removed Investment Program, you will be required to transfer your Fund Account Value into an Investment Program within a 60 day transfer period. If you do not transfer the Fund Account Value out of the removed Investment Program, then the Certificate will terminate.

In the very unlikely event that no Investment Programs are offered, then a mandatory payout will apply (see the "Mandatory Annuity Payout" section on page ___).


                                 21  PROSPECTUS

DEATH OR DIVORCE
--------------------------------------------------------------------------------


DEATH
The effect of the death of any Owner will depend on when the Owner dies (i.e., during the Funding Phase or the Payout Phase), the number of Owners, and the number of Annuitants.

If any Owner dies during the Funding Phase, and:

.. There is only one Owner and one Annuitant, then when the Owner dies, the Certificate will terminate.

.. There is only one Owner and Joint Annuitants, then when the Owner dies, the surviving Spouse (who was also named as the sole Primary Beneficiary) will become the new Owner. The surviving Spouse will also continue as the only Annuitant. A new Joint Annuitant cannot be added.

.. There are Joint Owners and only one Annuitant, then there are two possible results. If the Owner who is also the Annuitant dies, then the Certificate will terminate. If the Owner who is not also the Annuitant dies, then the Certificate will continue with the surviving Owner as the only Annuitant.

.. There are Joint Owners and they are also Joint Annuitants, then when either of the Owners dies, the Certificate will continue with the surviving Owner as the only Annuitant.

If any Owner dies during the Payout Phase, and:

.. There is only one Owner, then when the Owner dies, the Beneficiaries will receive any payments scheduled to continue under the Certificate.

.. There are joint Owners, then when either Owner dies, the surviving Owner will receive any payments scheduled to continue under the Certificate.

The effect of the death of any Annuitant will depend on when the Annuitant dies (i.e., during the Funding Phase or the Payout Phase), the number of Owners, and the number of Annuitants.

If an Annuitant dies during the Funding Phase, and:

.. There is only one Annuitant, then when the Annuitant dies, the Certificate will terminate.

.. There is only one Owner, who is a living person, and Joint Annuitants, then when an Annuitant who is not also an Owner dies, the Certificate will continue with the Owner as the only Annuitant.

.. There are Joint Owners and Joint Annuitants, then when either Annuitant dies, the surviving Owner will continue as the only Annuitant.

.. The Owner is a custodian or trustee of an IRA:

  . If the Annuitant who is also the beneficial owner of the IRA dies, the Owner may continue the Certificate with the Joint Annuitant as the only Annuitant. At that time, the Owner must provide the following information to us:

     (1) The Annuitant was the beneficial owner of the IRA at the time of death;

     (2) The Joint Annuitant is the sole beneficiary of the IRA;

     (3) The Joint Annuitant has elected to continue the IRA as his or her own IRA; and

     (4) The Owner has continued the IRA pursuant to a spousal election.

  . If the Joint Annuitant dies, then the Owner may continue the Certificate with the beneficial owner of the IRA as the only Annuitant.

If an Annuitant dies during the Payout Phase, any remaining payments will be paid to the Owner, as scheduled, until the death of the last Annuitant or until the expiration of the Guaranteed Payment Period, as applicable.


DIVORCE
After the Certificate Issue Date, if joint Owners legally divorce prior to the Payout Phase, we will replace the Certificate with new certificates issued individually to each Owner, subject to the terms of the court-issued divorce decree.

If the Owners legally divorce during the Payout Phase, then subject to the terms of the court-issued divorce decree, we will replace the Certificate with new certificates issued individually to each Owner. Benefit Payments or Income Payments, if applicable, will be made under the new individual Certificate, calculated using the same Guaranteed Option Factor or, if applicable, under the same Income Plan that was selected prior to the date of divorce.


MISCELLANEOUS INFORMATION
--------------------------------------------------------------------------------


CANCELLATION
You may cancel the Certificate only after third Certificate Anniversary. We must receive your written notification of cancellation within the 30 day period following any Certificate Anniversary beginning with the third Certificate Anniversary. We reserve the right to restrict your ability to purchase a new Certificate within three years of the date you elect to cancel the Certificate.
 If you cancel the Certificate, any Certificate Fees already paid will not be refunded.


                                 22  PROSPECTUS

ASSIGNMENT
You may not assign an interest in this Certificate as collateral or security for a loan. In addition, you may not assign an interest in this Certificate to a non-living entity. However, you may assign periodic income payments under this Certificate before the Payout Phase begins. No Beneficiary may assign benefits under the Certificate until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Certificate.


MODIFICATION
Only an Allstate Life officer may approve a change in or waive any provision of the Certificate. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Certificate. We may not change the terms of the Certificate without your consent, except to conform the Certificate to applicable law or changes in the law. If a provision of the Certificate is inconsistent with state law, we will follow state law.


AMENDMENT OR TERMINATION OF MASTER CONTRACT
The Master Contract may be amended by us, terminated by us, or terminated by ALFS without the consent of you or any other person. No termination completed after your Certificate has been issued to you will adversely affect your rights under the Certificate.


SURVIVOR CLAUSE
We will determine whether one person has survived another person as follows: If one person survives another person by at least 24 hours, then the former person will be deemed to have survived the latter person. On the other hand, if the former person does not survive the latter person by at least 24 hours, then the former person will be conclusively presumed to have predeceased the other person.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes.
 Premium taxes will be deducted through the sale or transfer of assets in your Fund Account , or other agreed upon method, and delivered to us. Some of these taxes are due when the Certificate is issued; others are due when income payments begin or upon surrender. Premium taxes may be deducted from your Fund Account Value when we are required to pay them or at a later time. Premium taxes generally range from 0% to 4%, depending on the state.


LEGAL MATTERS
Sutherland, Asbill and Brennan, LLP, Washington, D.C., has advised Allstate Life on certain federal securities law matters. All matters of Illinois law pertaining to the Certificates, including the validity of the Certificates and Allstate Life's right to issue such Certificates under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


THE COMPANY
--------------------------------------------------------------------------------

Allstate Life is the issuer of the Certificate. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Certificates in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062. For information on obtaining Allstate Life's Annual Report and other documents incorporated by reference, see the "Other Documents" section on page __.


DISTRIBUTION
--------------------------------------------------------------------------------

ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Certificates. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority ("FINRA").

ALFS does not sell Certificates directly to purchasers. ALFS enters into selling agreements with affiliated and unaffiliated broker-dealers to sell the Certificates through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are licensed as insurance agents by applicable state insurance authorities and


                                 23  PROSPECTUS
appointed as agents of Allstate Life in order to sell the Certificates.

We will pay commissions to broker-dealers which sell the Certificates.
 Commissions paid vary, but we may pay up to a maximum sales commission of ___.
  Individual representatives receive a portion of compensation paid to the broker-dealer with which they are associated in accordance with the broker-dealer's practices. We estimate that commissions and annual compensation, when combined, will not exceed ___.

From time to time, we pay asset-based compensation and/or marketing allowances to broker-dealers. These payments vary among individual broker dealers, and the asset-based payments may be up to ___ annually. These payments are intended to contribute to the promotion and marketing of the Certificates, and they vary among broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Certificates on a list of preferred or recommended products in the broker-dealer's distribution system; (2) sales promotions with regard to the Certificates; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the broker-dealer's registered representatives. For more information on the compensation associated with the Certificate that your registered representative or his or her brokerage firm may receive, please consult your registered representative.

Allstate Life does not pay ALFS a commission for distribution of the Certificates. ALFS compensates its representatives who act as wholesalers, and their sales management personnel, for Certificate sales. This compensation is based on a percentage of ___. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Certificates, including any liability to Certificate Owners arising out of services rendered or Certificates issued.




OTHER DOCUMENTS
--------------------------------------------------------------------------------

[Financial information to be added.]


TAXATION OF THE CERTIFICATE
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CERTIFICATE OR TRANSACTION INVOLVING A CERTIFICATE.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser. This discussion does not address the tax treatement of transactions involving the Fund Account except insofar as this Certificate may be relevant to the tax treatment of such transactions.


TAXATION OF THE FUND ACCOUNT
While the matter is not free from doubt, we believe the tax treatment of transactions involving your Fund Account will be treated the same as if this Certificate did not exist. We can provide no assurances, however, that the IRS will agree with us on these issues, or that a court would agree with us if the IRS were to challenge the foregoing treatment. You should consult a competent tax advisor before purchasing a Certificate. We anticipate distributions and dividends on your Fund Account, and amounts received on redemption or disposition of your Fund Account will not be treated as payments under or distributions from the Certificate. We believe the Fund Account will not lose the benefit of preferential income tax rates applicable to dividends known as "qualified dividend income." We also believe the Fund Account will not be subject to the "straddle" rules. Under the "straddle" rules, the holding period used to determine eligibility for long-term capital gain treatment or loss deferral is suspended. There are no published authorities directly supporting our conclusions and the IRS may disagree with them resulting in a potentially adverse effect on the tax consequences of your Fund Account.


TAXATION OF THE CERTIFICATE
The Certificate is novel and innovative. To date, the tax consequences of the Certificate have not been addressed in published legal authorities and some of the relevant guidance is potentially susceptible to differing interpretations. We intend to treat the Certificate as an annuity contract in reporting taxable income attributable to the Certificate to you and to the IRS. Assuming the Certificate is correctly treated as an annuity contract for tax purposes, lifetime income payments under the Certificate of the Benefit Payment after your Fund Account Value is reduced to zero should be treated as ordinary income that is taxable to the extent provided under the tax rules for annuities. Generally, the rule for income taxation of annuity payments received from a non-Qualified Certificates provides for the return of your investment in the Certificate in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Certificate to the total expected value of annuity payments for the term of the Certificate. The annuity payments will be


                                 24  PROSPECTUS
fully taxable after the total amount of the investment in the Certificate is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Certificate is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF THE FUND ACCOUNT
While the matter is not free from doubt, we believe the tax treatment of transactions involving your Fund Account will be treated the same as if this Certificate did not exist. We can provide no assurances, however, that the Internal Revenue Service will agree with us on these issues, or that a court would agree with us if the Internal Revenue Service were to challenge the foregoing treatment. You should consult a competent tax advisor before purchasing a Certificate. We anticipate distributions and dividends on your Fund Account, and amounts received on redemption or disposition of your Fund Account will not be treated as payments under or distributions from the Certificate. We believe the Fund Account will not lose the benefit of preferential income tax rates applicable to dividends known as "qualified dividend income." We also believe the Fund Account will not be subject to the "straddle" rules. Under the "straddle" rules, the holding period used to determine eligibility for long-term capital gain treatment or loss deferral is suspended. There are no published authorities directly supporting our conclusions and the IRS may disagree with them resulting in a potentially adverse effect on the tax consequences of your Fund Account.

DISTRIBUTION AT DEATH RULES.

In order to be considered an annuity for federal income tax purposes, the Certificate must provide for certain distributions that must be made when an owner, or annuitant in the case of a non-living owner, dies. We believe the Certificate satisfies these requirements and we will administer the Certificate to comply with these requirements.

PENALTY TAX ON PREMATURE DISTRIBUTIONS.

A 10% penalty tax applies to the taxable amount of any premature distribution from a Certificate. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, this Certificate will not make any payments prior to the Eligibility Age which is currently age 60.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035.

A 1035 exchange is not permitted into or from this Certificate.


INCOME TAX WITHHOLDING
Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CERTIFICATES
The Certificate cannot be issued as an Individual Retirement Annuity, however, the Certificate may be issued to the custodian or trustee of an IRA. Currently Allstate Life does not issue annuities to employer sponsored qualified retirement plans under section 401 of the Code, or tax sheltered annuities under section 403(b) of the Code. An Individual Retirement Annuity endorsement is only made available upon entering the Payout Phase of the Certificate.

Allstate Life reserves the right to limit the availability of the Certificate for use with any retirement plan or to modify the Certificate to conform with tax requirements. If you use the Certificate within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Certificate features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life does not currently issue annuities to employer sponsored qualified retirement plans.

REQUIRED MINIMUM DISTRIBUTIONS.


                                 25  PROSPECTUS

Generally, tax qualified arrangements like an IRA (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the IRA. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS

Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.


DETERMINING WHETHER THE CERTIFICATE IS RIGHT FOR YOU
--------------------------------------------------------------------------------

It is important to understand that the Certificate does not protect the actual value of the investments in your Fund Account. For example, if you invest $500,000 in your Fund Account, and your Fund Account Value has dropped to $400,000 on the Benefit Payment Start Date, we are not required to add $100,000 to your Fund Account. Rather, the Certificate guarantees that if your Fund Account Value is reduced to zero, due to an Eligible Withdrawal, we will annually provide you with payments totaling the Maximum Annual Withdrawal, for the rest of your life.

It is also important to understand that even after you have reached the Eligible Withdrawal Start Date and start taking withdrawals from your Fund Account, those withdrawals are made first from your own investments in your Fund Account. We are required to start using our own money to make continuing lifetime income payments to you only when and if your Fund Account Value is reduced to $0, due to an Eligible Withdrawal. We limit our risk under the guarantee in this regard by limiting the amount you may withdraw each year from your Fund Account, without reducing your Benefit Base, to your Maximum Annual Withdrawal amount.
 If your investment return on your Fund Account over time is sufficient to generate gains that can sustain systematic or periodic withdrawals equal to or greater than the Maximum Annual Withdrawal amount, then your Fund Account value will never be reduced to zero and payments under the Certificate will never begin.

There are many variables, however, other than average annual return on your Fund Account that will determine whether your investments in your Fund Account without the Certificate would have generated enough gain over time to sustain systematic or period withdrawals equal to your Maximum Annual Withdrawal that you would have received if you had purchased the Certificate. Your Fund Account Value may have declined over time before the Benefit Payment Start Date, which means that your investments would have to produce an even greater return after the Benefit Payment Start Date to make up for the investment losses before that date. Moreover, studies have shown that individual years of negative annual average investment returns can have a disproportionate impact on the ability of your retirement investments to sustain systematic withdrawals over an extended period, depending on the timing of the poor investment returns.

Of course, even if your Fund Account investments (assuming you did not purchase the Certificate) do not generate sufficient gains after the date you begin to take income withdrawals to support systematic or periodic withdrawals equal to the Maximum Annual Withdrawal amount you would have received with the Certificate and your actual Fund Account Value declines over time, your Fund Account Value may not be fully reduced to zero for a number of years. If you (or, if applicable, you and your spouse) die before your investments are reduced to zero, the strategy of liquidating your retirement assets through a program of systematic withdrawals without the protection provided by the Certificate will have proved to be an effective one. However, studies indicate that lifespans are generally continuing to increase, and therefore, while everyone wants to live a long life, funding retirement through systematic withdrawals presents the risk of outliving those withdrawals.


IMPORTANT TERMS
--------------------------------------------------------------------------------

ALFS: ALFS, Inc., which is the underwriter of the Certificates and the Master Contracts.

ALLSTATE LIFE: Allstate Life Insurance Company, which issues the Certificates and the Master Contracts.

ANNUAL CERTIFICATE FEE PERCENTAGE: The percentage of the Fund Account Value that is deducted each year; currently, the Annual Certificate Fee Percentage is 0.75% for Product A, 1.00% for Product B, and 1.25% for Product C.


                                 26  PROSPECTUS

ANNUAL ROLLUP PERCENTAGE: The rate at which the Rollup Value under Product C accumulates yearly, until the earlier of the first Eligible Withdrawal or the expiration of the Annual Rollup Period. Currently, the Annual Rollup Percentage is 5%.

ANNUAL ROLLUP PERIOD: The period during which the Rollup Value under Product C accumulates (unless an Eligible Withdrawal occurs first). Currently, the Annual Rollup Period is 10 years.

ANNUITANT: The living person named in the Certificate during whose life Allstate Life will pay the benefits guaranteed by the Certificate.

BENEFIT BASE:  A value that is used to calculate the Maximum Annual Withdrawal.
 The Benefit Base differs among Product A, Product B, and Product C.

BENEFIT PAYMENT: A payment that is made once the Fund Account Value has been reduced to zero, due to an Eligible Withdrawal.

BENEFIT PAYMENT START DATE: The date on which the Owner's Fund Account Value is reduced to zero, due to an Eligible Withdrawal.

BROKER-DEALER: A broker-dealer that has entered into a selling agreement with ALFS.

CERTIFICATE: An individual contingent deferred annuity certificate issued pursuant to the terms of a corresponding group contingent deferred annuity contract issued by Allstate Life to ALFS, or an individual contingent deferred annuity contract issued by Allstate Life. Three Certificates are described in this prospectus - Product A, Product B, and Product C.

CERTIFICATE ANNIVERSARY:  The anniversary of the Certificate Issue Date.

CERTIFICATE FEE: The fee that is deducted from the Owner's Fund Account and paid to Allstate Life for the guarantees it provides under the Certificate.

CERTIFICATE ISSUE DATE: The effective date of the Owner's purchase of the Certificate.

CERTIFICATE OWNER: The living or non-living person that legally owns the Certificate.

CERTIFICATE QUARTER DATE: The quarterly date on which the Certificate Fee is deducted from the Fund Account. The four Certificate Quarter Dates are the Certificate Anniversary and the dates occurring three months, six months, and nine months after the Certificate Anniversary.

CERTIFICATE YEAR: One year beginning on one Certificate Anniversary and ending immediately prior to the next Certificate Anniversary.

ELIGIBILITY AGE: An age that is used in determining the Eligible Withdrawal Start Date. It is currently set at 60.

ELIGIBILITY DATE: The Certificate Anniversary in the Eligibility Year for a particular Investment Program. The Eligibility Date is used in determining the Eligible Withdrawal Start Date.

ELIGIBILITY YEAR:  A designated year for each particular Investment Program.
 The Eligibility Year is important for determining the Eligibility Date, which is used in determining the Eligible Withdrawal Start Date.

ELIGIBLE WITHDRAWAL: A withdrawal that both occurs on or after the Eligible Withdrawal Start Date and, when added to all of the other withdrawals taken in the same Certificate year, does not exceed the Maximum Annual Withdrawal.

ELIGIBLE WITHDRAWAL START DATE: The later of the (a) the Certificate Anniversary following the date the youngest Annuitant reaches the Eligibility Age, and (b) the Eligibility Date for the Investment Program whose shares are held in the Owner's Fund Account. The Eligible Withdrawal Start Date is important in determining whether a withdrawal is an Eligible Withdrawal.

FUND ACCOUNT: The Owner's brokerage account in which shares of an Investment Program are held.

FUND ACCOUNT VALUE:  The value of the Owner's Fund Account.

FUNDING PAYMENTS:  A purchase of additional shares of an Investment Program.

FUNDING PHASE: The first of the two phases of the Certificate. During the Funding Phase, the Owner may make Funding Payments and take withdrawals from the Fund Account.

GUARANTEED OPTION FACTOR: A value that is multiplied by the Benefit Base to determine the Maximum Annual Withdrawal. The Guaranteed Option Factor varies with the number of Annuitants and the age of the youngest Annuitant on the date the first Eligible Withdrawal is made.

GUARANTEED PAYMENT PERIOD: The period during which Income Payments are guaranteed under an Optional Income Plan.

INCOME PLAN: A fixed annuity that is either elected as Optional Income Plans or elected upon a Mandatory Annuity Payout.

INCOME PLAN START DATE: The date on which the Owner elects to apply the Fund Account Value to an Optional Income Plan.

INCOME PAYMENT:  A payment made pursuant to an Income Plan.

INELIGIBLE WITHDRAWAL: A withdrawal that either occurs before the Eligible Withdrawal Start Date or, when added to all of the other withdrawals taken in the same Certificate Year, exceeds the Maximum Annual Withdrawal.


                                 27  PROSPECTUS

INVESTMENT PROGRAM: One of the mutual funds whose shares designated by Allstate Life as eligible for investment under the Certificate.

JOINT ANNUITANTS: The two living persons named in the Certificate during whose lives Allstate Life will pay the benefits guaranteed under the Certificate.
 Joint Annuitants must be spouses.

LATEST INCOME PLAN START DATE: The date upon which the Mandatory Annuity Payout begins, if by that date the Fund Account Value has not been reduced to zero and the Owner has not selected an Optional Income Plan. Currently, this is the date of the youngest Annuitant's 105th birthday.

MANDATORY ANNUITY PAYOUT: A condition of the Certificate that requires the Owner to either apply the Fund Account Value to an Income Plan or terminate the Certificate by a certain date.

MANDATORY ANNUITY PAYOUT START DATE: The date on which the Owner must select one of the Income Plans pursuant to the Mandatory Annuity Payout.

MASTER CONTRACT: One of the group contingent deferred annuity contracts issued by Allstate Life to ALFS and pursuant to the terms of which the Certificates are issued.

MAXIMUM AGGREGATE FUNDING PAYMENT: The maximum sum of all Funding Payments that may be covered by the Certificate. Any Funding Payments beyond this amount are not covered by the Certificate.

MAXIMUM ANNIVERSARY VALUE (MAV): A value that is used in determining the Benefit Base under Product C.

MAXIMUM ANNUAL WITHDRAWAL: The total amount available to be withdrawn from the Owner's Fund Account for Eligible Withdrawals in a Certificate Year. It equals the Benefit Base multiplied by the Guaranteed Option Factor.

MINIMUM FUNDING PAYMENT: The minimum amount that a Funding Payment must equal to be covered by the Certificate.

OPTIONAL INCOME PLAN:  An Income Plan which an Owner may select at any time.

OWNER:  The living or non-living person that legally owns the Certificate.

PAYOUT PHASE:  The second of the two phases of the Certificate.

RESET DATE: A date that is used in determining the Maximum Anniversary Value under Product C.

ROLLUP VALUE: A value that is used in determining the Benefit Base under Product C.

TRIAL EXAMINATION PERIOD: The brief initial period after the Owner purchases the Certificate during which the Owner may cancel the Certificate and receive a full refund.


                                 28  PROSPECTUS

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS





ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees..............................$12,280

Estimated Cost of printing and engraving.......$25,000

Estimated Legal fees...........................$100,000

Estimated Accounting fees......................$12,000

Estimated Mailing fees.........................$25,000





ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.





ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.        Description

(1) Underwriting agreement (To be filed by amendment.)

(2) Not applicable

(4) Form of Group Contingent Deferred Annuity Master Contract, Certificates, Amendatory Endorsement for Refund of Fees at Death, and Application (Filed herewith.)

(5) Opinion and Consent of General Counsel re: Legality (To be filed by amendment.)

(8) Opinion re: Tax Matters (To be filed by amendment.)

(12) None

(15) None

(23) Consents of Experts and Counsel (To be filed by amendment.)

(24) Powers of Attorney for David A. Bird, Michael B. Boyle, Danny L. Hale, James E. Hohmann, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, George E. Ruebenson, Eric A. Simonson, Kevin R. Slawin, Michael J. Velotta, Douglas B. Welch, and Thomas J. Wilson, II. (Filed herewith.)

(25) Not applicable

(26) Not applicable

(99) None





ITEM 17.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that the undertakings set forth in paragraphs (i),
(ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in theTownship of Northfield, State of Illinois on the 6th day of December, 2007.



                        ALLSTATE LIFE INSURANCE COMPANY

                                (REGISTRANT) By:

                             /s/MICHAEL J. VELOTTA

                    ---------------------------------------

                               Michael J. Velotta

                        Senior Vice President, Secretary

                              and General Counsel



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 6th day of December, 2007.

/s/MICHAEL J. VELOTTA    Senior Vice President, Secretary,
---------------------    General Counsel and Director
Michael J. Velotta

*/DAVID A. BIRD          Senior Vice President and Director
---------------
David A. Bird

*/MICHAEL B. BOYLE       Senior Vice President and Director
------------------
Michael B. Boyle

*/DANNY L. HALE          Director
---------------
Danny L. Hale

*/JAMES E. HOHMANN       Director, President and Chief Executive Officer
------------------       (Principal Executive Officer)
James E. Hohmann

*/JOHN C. LOUNDS         Senior Vice President and Director
----------------
John C. Lounds

*/SAMUEL H. PILCH        Group Vice President and Controller
-----------------        (Principal Accounting Officer)
Samuel H. Pilch

*/JOHN C. PINTOZZI       Senior Vice President, Chief Financial
------------------       Officer and Director
John C. Pintozzi         (Principal Financial Officer)

*/GEORGE E. RUEBENSON    Director
---------------------
George E. Ruebenson

*/ERIC A. SIMONSON       Senior Vice President, Chief Investment
------------------       Officer and Director
Eric A. Simonson

*/KEVIN R. SLAWIN        Senior Vice President and Director
-----------------
Kevin R. Slawin

*/DOUGLAS B. WELCH       Senior Vice President and Director
------------------
Douglas B. Welch

*/THOMAS J. WILSON, II   Director and Chairman of the Board
----------------------
Thomas J. Wilson, II



*/ By Michael J. Velotta, pursuant to Powers of Attorney previously filed or filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.      Description
(4)              Form of Group Contingent Deferred Annuity Master Contract,
                 Certificates, Amendatory Endorsement for Refund of Fees at Death,
                 and Application.

(24)             Powers of Attorney for David A. Bird, Michael B. Boyle, Danny L.
                 Hale, James E. Hohmann, John C. Lounds, Samuel H. Pilch, John C.
                 Pintozzi, George E. Ruebenson, Eric A. Simonson, Kevin R. Slawin,
                 Michael J. Velotta, Douglas B. Welch, and Thomas J. Wilson, II.